Exhibit 10.14

Severance Agreement dated April 29, 2004 between IEC Electronics Corp. and William R. Anderson

April 29, 2004

Bill R. Anderson
Rd. #3, Box 468 E
Altoona, PA 16601

Dear Bill:

      This Letter will summarize the agreement between you and IEC Electronics Corp. (the "COMPANY") with respect to all issues relating to your cessation of employment with the Company:

    1. The parties agree that your employment and all positions and offices with the Company terminated on April 12, 2004 ("EMPLOYMENT TERMINATION DATE").

    2.  The Company will pay or provide to you the following benefits:

        (a) Severance payments in an aggregate amount of $80,307.69, less applicable deductions for Federal and State income tax withholdings, FICA and Medicare Tax, will be paid to you by the Company in twenty-nine (29) equal weekly installments commencing on April 30, 2004 with the last installment to be paid on November 12, 2004.

        (b) You will continue to be provided with health insurance at Company expense through April 30, 2005.

        (c) The Company will transfer to you the life insurance policy, in the face amount of $1,000,000, which is written through William Penn, policy number 0000430167 which the Company owns on your life. You will be responsible for the payment of any future premiums on said policy after June 13, 2004. Effective with the employment termination date, the Company shall have no claim on the proceeds from this policy. One hundred percent of the $1,000,000 will go to the beneficiary you previously named. The policy will be changed by the Company to reflect this.

        (d) Except as specifically provided in this Letter, all your employee benefits will be discontinued as of the Employment Termination Date and you will not be entitled to any other compensation, bonuses or benefits.

    3. (a) The Company will direct the Transfer Agent to remove all restrictive legends currently on your stock certificate for 50,000 shares, which shares you acquired upon the exercise of a stock option on March 11, 2004.

        (b) You currently hold the following incentive stock options which were vested in the amounts set forth as of the Employment Termination Date and which you have indicated your intent to exercise:

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-------------------------------------------------------------
DATE OF GRANT          NO. OF SHARES      EXERCISE PRICE
-------------------------------------------------------------
              7/18/02             50,000               $0.07
-------------------------------------------------------------
              9/10/01              5,000               $0.52
-------------------------------------------------------------

                  By their terms, these options will expire three (3) months after the Employment Termination Date.

            The Company agrees that upon your exercise of these options it will not place any restrictive legends on the certificates for these shares.

        (c) You also hold an incentive stock option for 60,000 shares granted on March 19, 2001, at an exercise price of $1.31 per share, of which 47,500 shares were vested as of the Employment Termination Date.

            You agree that you will not exercise this option. In lieu thereof, the Company will make a $60,000 loan to you, immediately after the execution of this agreement, for you to purchase shares in the open market on or prior to May 31, 2004. These shares may be purchased in one block or in partial amounts. The loan will extend for a period of three years from the date of this agreement, or the earlier sale of said shares, and will be evidenced by a promissory note secured solely by these shares. The note will bear interest at 5% per annum which will be payable annually. The note will be secured solely by a pledge of the shares purchased with the proceeds of the loan, which shall be deposited with the Company. Said shares shall be free of restrictions and saleable upon your request.

    4. You acknowledge and agree that the Confidentiality provisions in your March 22, 2001 Non-Disclosure Agreement continue to remain in full force and effect.

    5. (a) You agree that the terms set forth in this Letter are in full satisfaction of all obligations the Company has to you. You hereby irrevocably and unconditionally release the Company, its officers, and directors from any and all claims, demands and liabilities whatsoever. In exchange for the benefits being accorded to you under this Letter, it is your intent to provide to the Company the broadest release of claims and liabilities that may be provided by law.

        (b) The Company agrees that this Letter shall be in complete and final settlement of and releases you, from any claims, which the Company has against you in any way related to or arising out of your employment and its termination.

    6. You agree that you will not criticize, denigrate or disparage the Company, its officers, directors or employees, or otherwise engage in any conduct, which directly or indirectly, impugns or reflects negatively on the reputation or integrity of the Company.

    7. The Company will provide you a mutually agreed upon letter of recommendation.

    8. The Company and the employee agree that the official reason for resignation from IEC is early retirement.

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    9.  As further consideration for the benefits provided in this Letter and in light of the special and unique services that you have furnished to the Company, and the confidential information that has been disclosed to you by the Company during your relationship with the Company, you agree that for a period of two (2) years from the Employment Termination Date (the "NON-COMPETITION PERIOD"), you will not, without the written consent of the Company directly or indirectly, whether as an officer, director, consultant, employee, partner, stockholder or in any other capacity engage in, or assist another to engage in, any work or activity with Nu-Vision, MC Assemble, Ansen or any of their related EMS companies. In addition, during the Non-Competition Period, you will not, directly or indirectly, (a) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee, or manufacturer's representative thereof, or (b) hire directly or through another entity any person who was an employee or manufacturer's representative of the Company on the Employment Termination Date or (c) solicit, induce or attempt to induce any customer listed on Exhibit A as an "Existing Customer" or as a "New Prospect" to cease doing business with the Company, or in any way interfere with the relationship between any such customer and the Company.

        This Letter contains the entire agreement between the parties with respect to all issues relating to the termination of your employment with the Company.

        If this Letter accurately reflects our agreement, please so indicate by executing a copy of this Letter as indicated below and returning the same to Tina DeVey on or before Monday, May 3, 2004.

                                            Sincerely yours,


                                            IEC Electronics Corp.


                                            By:    /s/ James C. Rowe
                                                  -----------------------
                                                  James C. Rowe
                                                  Director

ACKNOWLEDGED AND AGREED

/s/ Bill R. Anderson
--------------------
Bill R. Anderson
Date: April 29, 2004









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                                    EXHIBIT A

                          NON-COMPETE CUSTOMER LISTING

EXISTING CUSTOMERS

ACUMENTRICS
AMIRIX SYSTEMS
BEACON POWER
CONCERTO
ECHOBURST
EXCEL SWITCHING
FILTRONICS
FLOWSERVE
GE TRANSPORTATION
INFICON
KULICKE & SOFFA
LUCENT
MANGROVE
OASIS DESIGN
PLUG POWER
SIONEX
SPECTRACOM
TEREADYNE US
TEREADYNE UK
UPS SECURITY
VIASAT
VJ ELECTRONIX

NEW PROSPECTS

MATROX
BP MICROSYSTEMS
AEROFLEX
FARIA
BATTELLE
TREK
AVID
GM FUEL CELL
INFICON
ASML
ADVANCED ENERGY CONVERSION
MOOG
COMPTECH PST
MARINE ELECTRIC
S2 SECURITY
TITAN



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